Exhibit 99.1

(1)         This Amendment to the Form 4 initially filed on August 10, 2012, as amended on August 15, 2012 (the “Form 4”), is filed solely for the purpose of correcting the number of shares of the Class A common stock, par value $0.001 (the “Common Stock”) of Charter Communications, Inc. (the “Issuer”) that were reported as having been acquired upon exercise of the warrants as reported in the Form 4, and to correct the number of securities reported as beneficially owned following the exercise of the warrants.

This Amendment to the Form 4 also corrects the number of shares reported as issued to AAA Co-Invest VI BC, Ltd. (“AAA VI”) and AAA Co-Invest VII BC, Ltd. (“AAA VII”) upon exercise of the warrants as originally reported in footnote (1) to the Form 4.  Based on information provided by the Issuer on August 17, 2012, following the exercise of the warrants, the number of shares of Common Stock held of record by AAA VI was 11,623 shares of Common Stock, and the number of shares of Common Stock held of record by AAA VII was 7,895 shares of Common Stock.

The Form 4 filed by the reporting persons on August 15, 2012 (the “August 15th Form 4”) did not reflect the corrections made in this Amendment to the Form 4.  Following the transactions reported in the August 15th Form 4, the correct number of shares beneficially owned by the reporting persons was an aggregate of 28,330,726 shares of Common Stock, including:  (i) 27,455,376 shares of Common Stock held of record by AP Charter Holdings (Sub II), LLC (“AP Charter Sub II”); (ii) 764,663 shares of Common Stock held of record by Red Bird, L.P. (“Red Bird”); (iii) 41,921 shares of Common Stock held of record by Blue Bird, L.P. (“Blue Bird”); (iv) 39,335 shares of Common Stock held of record by Green Bird, L.P. (“Green Bird”), (v) 11,623 shares of Common Stock held of record by AAA Co-Invest VI BC, Ltd. (“AAA VI”), and (vi) 7,895 shares of Common Stock held of record by AAA Co-Invest VII BC, Ltd. (“AAA VII”).  The amount reported as beneficially owned also includes 9,913 shares of Common Stock that are held of record by Permal Apollo Value Investment Fund Ltd. (“Permal Fund”).

This Amendment to the Form 4 is filed solely to make the corrections as described above and does not reflect the acquisition or the disposition of any securities.